Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 15D-14(A) OF THE EXCHANGE ACT

I, Marvin Cosgray, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Buckhead Community Bancorp, Inc. (the “Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2008

/s/ Marvin Cosgray
Marvin Cosgray
Principal Executive Officer